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                                                                    Exhibit 10.1

                                 PNC BANK CORP.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                              AMENDED AND RESTATED
                        (EFFECTIVE AS OF JANUARY 1, 1999)

         WHEREAS, PNC Bank Corp. (the "Corporation") previously adopted and presently maintains the PNC Bank Corp. Supplemental Executive Retirement Income and Disability Plan (the "Plan") originally effective as of September 1, 1985;

         WHEREAS, the Corporation desires to amend and restate the Plan in its entirety, effective January 1, 1999, in order to reflect the conversion of the plan for certain participants to a cash balance design with transition benefits, incorporate all prior amendments into the Plan document and make such other changes as deemed necessary or appropriate; and

         WHEREAS, section 7 of the Plan authorizes the Corporation to amend the Plan at any time.

         NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended and restated in its entirety to read as follows:

                                   SECTION 1

                                  DEFINITIONS

1.1 "Account" means the bookkeeping record described in section 4 used solely to communicate a Participant's Accrued Benefit expressed as a single dollar amount.

1.2 "Accrued Benefit" means the Participant's Account balance converted to a single-life annuity in the same manner as under the Pension Plan.

1.3 "Annual Base Salary" means the annual pay rate as of the last payday in each January preceding the Participant's Vested Termination of Employment.

                  Notwithstanding the foregoing, after a Change in Control, in no event shall a Participant's Annual Base Salary be less than his annual pay rate as of the last payday of the January preceding the date of the Change in Control.

1.4 "Applicable Interest Rate" has the meaning assigned such term in the Pension Plan.


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1.5      "Average Bonus" means the average of the five highest bonuses whether or not deferred of the ten final consecutive years of a Participant's employment awarded to a Participant under the Executive Bonus Plan for services performed by the Participant during the prior year.

1.6 "Average Final Compensation" means the Participant's average Compensation (defined in section 1.14(a) of the Plan) for the five highest of the ten final consecutive years of a Participant's employment, including the year of the Participant's death or Vested Termination of Employment.

1.7 "Beneficiary" or "Beneficiaries" means the individual or individuals designated by the Participant to receive the balance of the Participant's account upon the Participant's death, in accordance with section 7 of the Plan.

1.8      "Board" means the Board of Directors of the Corporation.

1.9      "Cause" means:

         (a) the willful and continued failure of a Participant to substantially perform the Participant's duties with the Employer (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Board of Directors of the Employer, the Chief Executive Officer of the Corporation or the Employer, or the Participant's superior, which specifically identifies the manner in which the Board or the Board of Directors of the Employer, Chief Executive Officer of the Corporation or the Employer, or superior believes that the Participant has not substantially performed the Participant's duties; or

         (b) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Employer.

         For purposes of the preceding clauses (a) and (b), no act or failure to act, on the part of a Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the Participant's action or omission was in the best interests of the Employer. Any act, or failure to act, based upon the instructions or prior approval of the Board or the Board of Directors of the Employer, Chief Executive Officer of the Corporation or the Employer or the Participant's superior, or based upon the advice of counsel for the Corporation or the Employer, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation or the Employer. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board or the Committee at a Board or Committee meeting called and held for the purpose of considering such termination finding that, in the good faith opinion of the Board or Committee, the Participant is guilty of the conduct described in clause (a) or (b) above,


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         and specifying the particulars thereof in detail. Such resolution shall be adopted only after reasonable notice of such meeting is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board or the Committee.

1.10 "Change in Control" means a change of control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that without limitation, a Change in Control shall be deemed to have occurred if:

         (a) any person, excluding employee benefit plans of the Corporation, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities, provided, however, that such an acquisition of beneficial ownership representing between 20% and 40%, inclusive, of such voting power shall not be considered a Change in Control if the Board approves such acquisition either prior to or immediately after its occurrence;

         (b) the Corporation consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Corporation (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power immediately after such Fundamental Transaction of (i) the Corporation's outstanding securities,
                  (ii) the surviving entity's outstanding securities or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

         (c) the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Corporation's assets;

         (d) as a result of a proxy contest, individuals who prior to the conclusion thereof constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's shareholders in connection with such proxy contest was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied);



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         (e)      during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied); or

         (f)      the Board determines that a Change in Control has occurred.

         "Person" has the meaning given in section 3(a)(9) of the Exchange Act and also includes any syndicate or group deemed to be a "person" under section 13(d)(3) of the Exchange Act.

         Notwithstanding anything to the contrary herein, a divestiture or spin-off of a Subsidiary or division of the Corporation shall not by itself constitute a "Change in Control."

1.11     "Code" means the Internal Revenue Code of 1986, as amended.

1.12 "Committee" means the Personnel and Compensation Committee of the Board.

1.13     "Compensation" means:

         (a) For purposes of section 3 of the Plan, the Annual Base Salary established by the Employer for services rendered by a Participant for a particular year, plus the amount of cash, if any, whether deferred or not, awarded to a Participant under any Executive Bonus Plan paid during that same year; provided, however, that, subject to exceptions approved by the Committee, the amount of cash awarded to a Participant under any Executive Bonus Plan shall be the lower of the amount awarded under such Executive Bonus Plan or the amount that such Participant would have been awarded under such Executive Bonus Plan had the Participant's annual bonus been awarded pursuant to the same grade or level that is used in calculating the Participant's recommended stock option grant under the PNC Bank Corp. 1992 Long-Term Incentive Award Plan.

         (b) For purposes of section 4 of the Plan, the amount of cash, whether deferred or not, awarded to a Participant under any Executive Bonus Plan paid during a particular year; provided, however, that for a Participant who is not a member of the Corporate Executive Group, Compensation under the Plan may not exceed $250,000 per year.

         (c) Participants who have incurred a Total Disability shall be treated as though they have continued in employment throughout the continuance of such Total Disability with Compensation equal to (i) for purposes of section 3 of the Plan, the annual pay rate in effect at the onset of such Total Disability plus the bonus award described in section 1.13(a) that was earned in the year prior to the Total


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                  Disability, or (ii) for purposes of section 4 of the Plan,
                  Compensation as defined in section 1.13(b) for the last full calendar year of Compensation, Compensation used for all of the Participant's previous Earnings Credits annualized to be reflective of one full year.

1.14 "Corporate Executive Group" means the group designated as such by the Corporation.

1.15     "Corporation" means PNC Bank Corp. and any successors thereto.

1.16 "Credited Service" has the meaning assigned such term in the Pension Plan from time to time that results in the largest period of credited service for the applicable participant.

1.17 "Deferral Election" means a Participant's irrevocable election to defer the commencement of the payments of his or her benefits under the Plan by timely delivery to the Plan Manager of a Deferral Election Form.

1.18 "Deferral Election Form" means the document, in a form approved by the Plan Manager, whereby the Participant elects to defer the commencement of the payment of his or her benefits under the Plan.

1.19 "Deferred Benefits" means the participant's benefits under the Plan the payment of which have been deferred pursuant to a Deferral Election.

1.20 "Earnings Credits" means the credits allocated pursuant to section 4.2 of the Plan to the Account of a Participant who is not a Grandfathered Participant.

1.21 "Employer" means the Corporation and any Subsidiary that has been designated by the Plan Manager as an Employer hereunder and listed in Schedule A hereto.

1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.23 "Executive Bonus Plan" means the plans designated by the Committee as participating hereunder and listed in Schedule B hereto.

1.24     "Good Reason" means:

         (a) the assignment to a Participant of any duties inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change in Control, or any other action by the Employer which results in a diminution in any respect in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Employer promptly after receipt of notice thereof given by the Participant;


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         (b)      a reduction by the Employer in the Participant's Annual Base
                  Salary in effect on the day prior to the date of a Change in Control;

         (c) the Employer's requiring the Participant to be based at any office or location that is more than 50 miles from the Participant's office or location immediately prior to the Change in Control;

         (d) the failure by the Employer (i) to continue in effect any bonus, stock option or other cash or equity-based incentive plan in which the Participant participates immediately prior to the Change in Control that is material to the Participant's total compensation, unless a substantially equivalent arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (ii) to continue the Participant's participation in such plan (or in such substitute or alternative plan) on a basis at least as favorable, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other participants, as existed immediately prior to the Change in Control; or

         (e) the failure by the Employer to continue to provide the Participant with benefits substantially similar to those received by the Participant under any of the Employer's pension (including, but not limited to, tax-qualified plans), life insurance, health, accident, disability or other welfare plans in which the Participant was participating, at costs substantially similar to those paid by the Participant, immediately prior to the Change in Control.

1.25 "Grandfathered Participant" means a Participant who on December 31, 1998 (i) was employed by the Employer, (ii) participated in the Plan and (iii) had completed at least five years of Credited Service and attained age 50.

1.26 "Initial SEG 06 Participant" means a Participant who as of December 31, 1998 was a member of the Senior Executive Group level 06 or higher and is not a member of the group described in section 1.25.

1.27 "Hardship" means severe financial hardship to the Participant resulting from a sudden and unexpected illness of the Participant or one of the Participant's dependents (within the meaning of section 152(a) of the Code), or an accident involving the Participant or a Participant's dependent, loss of a Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute Hardship shall depend upon the facts of each case, but, in any case, Hardship will not exist to the extent that such hardship is or may be relieved;

         (a) through reimbursement or compensation by insurance or otherwise;

         (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or


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         (c)      by cessation of deferrals under this Plan or other plans
                  maintained by the Employer.

         The Plan Manager shall have the sole and absolute discretion to determine whether a Hardship exists.

1.28 "Interest Credits" means the credits allocated pursuant to section 4.4 of the Plan to the Account of a Participant who is not a Grandfathered Participant.

1.29     "Minimum Benefit" means the minimum benefit calculated under section
         4.7 for a Participant who is not a Grandfathered Participant.

1.30 "Participant" means all persons who participated in the Plan on December 31, 1998 and all other persons who are invited thereafter by the Corporation to participate in the Plan.

1.31 "Pension Plan" means the PNC Bank Corp. Pension Plan as in effect on January 1, 1999 and as amended from time to time thereafter.

1.32 "Plan" means this PNC Bank Corp. Supplemental Executive Retirement Plan as amended from time to time.

1.33 "Plan Manager" means any individual designated by the Committee to manage the operation of the Plan as herein provided or to whom the Committee has duly delegated any of its duties and obligations hereunder.

1.34     "Plan Year" means the calendar year beginning January 1.

1.35 "Prior Excess Plan" means the PNC Bank Corp. ERISA Excess Pension Plan as in effect on December 31, 1998.

1.36 "Prior Pension Plan" means the PNC Bank Corp. Pension Plan as in effect on December 31, 1998.

1.37 "Prior Plan" means the PNC Bank Corp. Supplemental Executive Retirement Plan as in effect on December 31, 1998.

1.38 "Subsidiary" means any business entity the equity of which (directly or indirectly) is owned 50% or more by the Corporation.

1.39     "Total Disability" has the meaning assigned such term in the Pension
         Plan.

1.40     "Transitional Earnings Credits" means the credits allocated pursuant to section 4.3 of the Plan to the Account of a Participant who is not a Grandfathered Participant.

1.41 "Trust" means the grantor trust established by the Corporation to assist in funding its obligation under the Plan.



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1.42     "Vested Termination of Employment" means a Participant's termination of employment with the Employer:

         (a)      for any reason after completing five years of Vesting Service;
                  or

         (b) by the Participant for Good Reason after a Change in Control or by the Employer without Cause after a Change in Control.

1.43     "Vesting Service" has the meaning assigned such term in the Pension
         Plan.


                                    SECTION 2

                               APPLICATION OF PLAN

This Plan applies only to Participants who are employed on or after January 1, 1999. A Participant under the Prior Plan who was not employed on or after January 1, 1999 will continue to be covered under the Prior Plan.


                                    SECTION 3

                        RETIREMENT INCOME SUPPLEMENT FOR
                           GRANDFATHERED PARTICIPANTS

3.1      Grandfathered Participants

         Upon Vested Termination of Employment, a Grandfathered Participant shall receive an annual cash payment equal to the greater of:

         (a) 10% plus 1% for each year of Credited Service (including fractions thereof) in excess of ten but less than 25 years times the Participant's Annual Base Salary at the time of Vested Termination of Employment; or

         (b) the annual amount of retirement benefit the Participant would have received as a single life annuity under the Prior Pension Plan if the Prior Pension Plan had been continued and the definition of "Compensation" and "Average Final Compensation" in the Prior Pension Plan were as recited in 1.13(a) and 1.6 above, respectively (assuming that the Participant elected a single life annuity under the Prior Pension Plan and commenced receiving benefits at age 62).


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         The amount determined under section 3.1(b) above will be reduced by the annual amount of any benefit the Participant would have been entitled to receive under the Prior Pension Plan and the Prior Excess Plan, assuming the Participant commenced receiving benefit payments in the form of a single life annuity under such plans at age 62.

         Unless otherwise elected, the annual amount payable pursuant to section 3.1(a) or 3.1(b) and the preceding sentence shall be paid in monthly installments, commencing on the first day of the month coincident with or next following the Vested Termination of Employment of the Participant and continuing for fifteen years. Any benefit payment made pursuant to section 3.1(a) or 3.1(b) that commences prior to a Participant's attainment of age 62 shall be actuarially reduced in accordance with reduction factors used in the Prior Pension Plan. A Participant may elect, in accordance with appropriate administrative procedures, to receive, in lieu of the monthly retirement benefit to which he is entitled hereunder, a lump-sum cash payment equal to the present value of such monthly benefit, calculated using the interest rate used under the Prior Pension Plan as of the date the payment is to be made.

         A Participant also may elect, pursuant to section 9 of the Plan, to defer the commencement of the payment of his or her benefits.

3.2      Death Benefit

         Upon the death of a Grandfathered Participant prior to Vested Termination of Employment, his or her Beneficiary shall receive an annual cash payment equal to the greater of:

         (a) 10% plus 1% for each year of Credited Service (including fractions thereof) between ten and 25 years times the Participant's Annual Base Salary at the time of death; or

         (b) the annual amount of retirement benefit the Participant would have received as a single life annuity under the Prior Pension Plan if the Prior Pension Plan had been continued and if the definition of "Compensation" and "Average Final Compensation" in the Prior Pension Plan were as recited in 1.13(a) and 1.6 above, respectively.

         The amount determined under section 3.2(b) above will be reduced by the annual amount of any benefit the Participant would be entitled to receive under the Prior Pension Plan and the Prior Excess Plan.

         The benefit shall be distributed to the Participant's Beneficiary or Beneficiaries at the time and pursuant to the method elected by the Participant. Upon application of the Participant's Beneficiary, the Plan Manager may, in his or her sole and absolute discretion, direct that the benefit be paid in a single lump sum.


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                                    SECTION 4

                  RETIREMENT INCOME SUPPLEMENT FOR PARTICIPANTS
                     WHO ARE NOT GRANDFATHERED PARTICIPANTS

4.1      Accounts

         An Account shall be established and maintained for each Participant who is not a Grandfathered Participant to which credits shall be allocated pursuant to the provisions of this section 4. A Participant's opening Account balance shall be determined in the same manner as under the Pension Plan based on the Participant's benefit accrued under the Prior Plan as of December 31, 1998.

4.2      Earnings Credits

         As of each pay period, there shall be credited to the Account of each such active Participant who is not an Initial SEG 06 Participant and who has earned Compensation during such pay period an amount determined as follows:


                     Age Plus Years             Percentage of Compensation
                  of Credited Service       Credited to Participant's Account
                  -------------------       ---------------------------------

                  Less than 40                              3%
                  Between 40 and 49                         4%
                  Between 50 and 59                         5%
                  Between 60 and 69                         6%
                  70 or more                                8%

         As of each pay period, there shall be credited to the Account of each such active Participant who is an Initial SEG 06 Participant and who has earned Compensation during such pay period an amount determined as follows:

                     Age Plus Years             Percentage of Compensation
                  of Credited Service       Credited to Participant's Account
                  -------------------       ---------------------------------

                  Less than 40                              6%
                  Between 40 and 49                         8%
                  Between 50 and 59                        10%
                  Between 60 and 69                        12%
                  70 or more                               16%


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         For purposes of the above two charts, age and Credited Service are determined as of the last day of the preceding Plan Year. For purposes of determining the percentage of Compensation to be credited to a Participant's Account, only complete years of Credited Service and age shall be used; no partial years of age or Credited Service shall be counted.

4.3      Transitional Earnings Credits

         Beginning on January 1, 1999 and ending on December 31, 2008, as of each calendar quarter, there shall be allocated Transitional Earnings Credits to the Account of each active Participant who has earned Compensation during such calendar quarter. These Transitional Earnings Credits shall apply to the following Participants and are determined as follows:

         (a) For active Participants who as of January 1, 1999 were age 45 or older and had at least fifteen years of Credited Service, an additional allocation of 4% of Compensation shall be made.

         (b) For active Participants not described in (a) above who as of January 1, 1999 were age 40 or older and had at least ten years of Credited Service, an additional allocation of 2% of Compensation shall be made.

         Only Participants employed by the Employer on January 1, 1999 are eligible for Transitional Earnings Credits. The rules applicable to Earnings Credits described in section 4.2 also apply to these Transitional Earnings Credits.

4.4      Interest Credits

         Each calendar quarter, the determination, calculation and allocation of Interest Credits shall occur in the manner described in subsection (b) below determined in accordance with subsection (a) below:

         (a) For each calendar quarter, one-fourth of the Applicable Interest Rate.

         (b) During each calendar quarter, each Participant's Account shall be adjusted by an amount equal to the interest rate determined in (a) above multiplied by the Account balance as of the end of the immediately preceding calendar quarter.

         (c) A Participant who elects to defer the commencement of the payment of his or her benefits under section 9 of the Plan, shall continue to receive an allocation of Interest Credits on his or her Deferred Benefits in the manner prescribed above until the first day of the month coincident with or preceding the date the Participant receives a final distribution of his or her Account.


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4.5      Payment of Benefits

         Upon Vested Termination of Employment, a Participant covered under this section 4 may elect, in accordance with appropriate administrative procedures, to receive his or her benefit under this Plan in a form available to the Participant under the Pension Plan. The form of benefit elected under this Plan may be different from the basis upon which a Participant receives his or her benefit under the Pension Plan. A Participant also may elect, pursuant to Section 9 of the Plan, to defer the commencement of the payment of his or her benefits.

                  The calculation of the amounts of optional forms of benefit shall utilize the same adjustment factors as used in the Pension Plan, and it is intended that these factors will be monitored and amended as necessary to meet the provisions of Treasury Regulation section 3121(v)(2)-1(C)(2)(iii)(B)(3).

4.6      Death Benefit

         Upon the death of a Participant prior to Vested Termination of Employment, but after completing five full years of Vesting Service, his or her Beneficiary shall be entitled to a benefit in an amount equal to the Participant's Accrued Benefit determined as of the date of his death.

         The benefit shall be distributed to the Participant's Beneficiary or Beneficiaries at the time and pursuant to the method elected by the Participant. Upon application of the Participant's Beneficiary, the Plan Manager may, in his or her sole and absolute discretion, direct that the benefit be paid in a single lump sum.

4.7      Minimum Benefit

         Upon Vested Termination of Employment, a Participant who is not a Grandfathered Participant is entitled to a Minimum Benefit under the Plan. The Minimum Benefit is equal to the Participant's benefit under the Prior Plan calculated as of December 31, 1998. If the Minimum Benefit exceeds the Participant's benefit under section 4, the Participant shall receive the Minimum Benefit in lieu of the section 4 benefit.


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                                    SECTION 5

                                 FROZEN BENEFIT

Any Participant who is or becomes eligible to participate in the PNC Bank Corp. Retirement Savings Plan or who transfers employment to a Subsidiary that is not an Employer shall have the value of his or her benefit frozen as of the first day of the month following the date he or she is eligible to participate in the PNC Bank Corp. Retirement Savings Plan or transfers employment to a Subsidiary that is not an Employer, except that interest will continue to be credited under section 4.4. Such frozen benefit will be payable at the same time and in the same manner as benefits otherwise payable under the Plan, provided that any future benefit eligibility requirements are met.


                                    SECTION 6

                 TRANSFER OF EMPLOYMENT TO MINORITY-OWNED ENTITY

If a Participant is transferred from the employment of the Corporation or a Subsidiary to an entity the equity of which (directly or indirectly) is owned 10% or more (but 50% or less) by the Corporation (a "Minority-Owned Entity"), the benefits earned while a Participant will be frozen (except that Interest Credits under section 4.4, if applicable, shall continue) and will be paid in the event that the Participant subsequently becomes disabled while employed by the Minority-Owned Entity or retires from the employment of the Minority-Owned Entity.

                                    SECTION 7

                          DESIGNATION OF BENEFICIARIES

A Participant shall designate a Beneficiary or Beneficiaries to receive the balance of the Participant's Account upon the Participant's death. Such designation shall be on a form approved by the Plan Manager and shall not be effective until it is received by the Plan Manager. If no valid Beneficiary designation form is on file with the Plan Manager upon the Participant's death, then the balance of the Participant's Account shall be payable to the Beneficiary designated by the Participant under the Employer's group life insurance plan, or, if no such designation exists, to the Participant's estate.


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                                    SECTION 8

                               PAYMENT OF BENEFITS

The benefits payable to a Participant under this Plan shall be made from the general revenues of the entity that employs the Participant on the date of the Participant's Vested Termination of Employment.


                                    SECTION 9

                              DEFERRAL OF BENEFITS

9.1      Deferral Election

         A Participant may elect to defer the commencement of the payment of his or her benefits under this Plan. A Participant's Deferral Election Form must be received by the Plan Manager at least one year prior to the Participant's Vested Termination of Employment. The Deferral Election Form shall specify the year in which payment shall commence and the form of distribution.

9.2      Hardship Distribution

         Upon approval by the Plan Manager, in his or her sole and absolute discretion, payment of a Participant's Deferred Benefits under the Plan shall be made in the event of a Participant's Hardship. Payment of any Hardship distribution shall be made in a single lump sum as soon as administratively feasible after approval.


                                   SECTION 10

                             RIGHTS OF PARTICIPANTS

No Participant shall have any rights to any payment under this Plan until Vested Termination of Employment and in no event shall the interests of Participants under this Plan be in any way subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, or assigned.

                                   SECTION 11

                                   TRUST FUND

No assets of the Corporation or any Employer shall be segregated or earmarked in respect to any benefits, and all such benefits shall constitute unsecured contractual obligations of the Employer. If the Corporation chooses to contribute to the Trust to offset its obligation under this Plan, all assets or property held by the Trust shall at all times remain subject to the claims of the general creditors of the Corporation or any Employer.


                                   SECTION 12

                                CLAIMS PROCEDURE

12.1     Initial Claim

         Claims for benefits under the Plan shall be filed with the Plan Manager. If any Participant or Beneficiary claims to be entitled to a benefit under the Plan and the Plan Manager determines that such claim should be denied in whole or in part, the Plan Manager shall notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and
         (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Plan Manager. If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

12.2     Review Procedure

         Within 60 days after the date on which a Participant or Beneficiary receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may (i) file a written request with the Committee for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee. The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Committee. If the decision on review is not made within such period, the claim will be considered denied.

12.3     Claims and Review Procedure Not Mandatory After a Change in Control

         After the occurrence of a Change in Control, the claims procedure and review procedure provided for in this section 12 shall be provided for the use and benefit of Participants who may choose to use such procedures, but compliance with the provisions of this section 12 shall not be mandatory for any Participant claiming benefits after a Change in Control. It shall not be necessary for any Participant to exhaust these procedures and remedies after a Change in Control prior to bringing any legal claim or action, or asserting any other demand, for payments or other benefits to which such Employee claims entitlement.


                                   SECTION 13

                                 ADMINISTRATION

This Plan shall be administered by the Committee, and it shall have the sole authority to resolve any questions which arise hereunder.

This Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and shall be administered in a manner consistent with that intent.


                                   SECTION 14

                            AMENDMENT AND TERMINATION

The Plan may be amended or terminated by the Board at any time, and any Subsidiary of PNC that has adopted the Plan may withdraw from further participation in the Plan at any time; provided, however, that no such amendment, termination or withdrawal (each, a "Plan Change") shall reduce or in any way adversely affect (i) the retirement or disability benefits payable hereunder with respect to a Participant who is entitled to disability benefits by reason of having become disabled prior to the date of the Plan Change or who has terminated employment with the Employer prior to the date of such Plan Change or (ii) the amount of, or payment of, the Accrued Benefit (as hereinafter defined) of any other Participant as of the date of such Plan Change.

For purposes of this section 14, the term "Accrued Benefit" means, for a Grandfathered Participant, the benefit that would be payable to the Participant hereunder assuming that (i) the Participant terminated employment immediately prior to the Plan Change, and (ii) solely for the purpose of determining the Participant's eligibility for Vested Termination of Employment under this Plan and not for purposes of determining the amount of benefit, that the Participant had completed five years of Vesting Service (to the extent that the Participant had not yet completed such years of Vesting Service immediately prior to the Plan Change). The term "Accrued Benefit" means, for a Participant who is not a Grandfathered Participant, an amount equal to the balance of the Participant's Account immediately prior to the Plan Change.

After a Change in Control, the Plan may not be amended in any manner that adversely affects the administration or payment of a Participant's benefits hereunder (including but not limited to the timing and form or payment of benefits hereunder) without the consent of the Participant nor may the provisions of this section 14, section 15 or, for a Participant who is not a Grandfathered Participant, section 4.4, be amended after a Change in Control with respect to a Participant without the written consent of the Participant; provided, however, that the failure of a Participant to consent to any such amendment shall not impair the ability of the Committee to amend the Plan with respect to any other Participant who has consented to such amendment.


                                   SECTION 15

                                   SUCCESSORS

In addition to any obligations imposed by law upon any successor(s) to the Corporation and the Employers, the Corporation and the Employers shall be obligated to require any successor(s) (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Corporation and the Employers to expressly assume and agree to perform under this Plan in the same manner and to the same extent that the Corporation and the Employers would be required to perform under it if no such succession had taken place; in the event of such a succession, references to "Corporation" and "Employers" herein shall thereafter be deemed to include such successor(s).


                                   SECTION 16

                                  GOVERNING LAW

The Plan shall be governed according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by federal law.

                                   SECTION 17

                               FUNDING OF BENEFITS

In the sole discretion of the Corporation, the Corporation may establish a grantor trust and make contributions thereto for the purpose of providing a source of funds to pay benefits as they become due and payable hereunder; provided, however, that no such trust shall result in a Participant being required to include in gross income for federal income tax purposes any benefits payable hereunder prior to the date of actual payment. Notwithstanding the establishment of any such trust, a Participant's rights hereunder shall be solely those of a general unsecured creditor of the Corporation and the Employers.

                                     * * * *




Executed and adopted by the Director of Human Resources of PNC Bank Corp. this _____ day of ____________________, 1999.





                                                     ---------------------------
                                                     William E. Rosner
                                                     Director of Human Resources

SCHEDULE A

                                  SUBSIDIARIES

PNC Bank, N.A.
PNC Capital Markets, Inc.
PNC Bank Corp.
PNC Bank, FSB
PNC Alliance, Inc.
PNC Equity Management Corp.
PNC Management Services Corp.
PNC Leasing Corp.
PNC Brokerage Corp
PNC Bank, Delaware
Delvest, Inc.
BlackRock Institutional Management Corp.
PFPC, Inc.
PFPC Trust Co.
Midland Loan Services, Inc.
Columbia Housing Partners, L.P.
PNC Affordable Housing Inc.
PNC Bank, New England
PNC Mortgage Corp. of America
PNC Mortgage Securities Corp.
PNC Commercial Corp.
PNC Commercial Management, Inc.
Provident Advisers, Inc.
BlackRock Financial Mgmt (Partners)
BlackRock Financial Management, Inc.
CastleInternational Asset Management, Inc.
Provident Capital Management
Compass Capital Group, Inc.
J.J.B. Hilliard, W.L. Lyons, Inc. and Hilliard Lyons Trust Company and their affiliates and subsidiaries

                                   SCHEDULE B

                              EXECUTIVE BONUS PLANS

===============================================================================================
 PLAN CODE                 LOB                              PLAN NAME
-----------------------------------------------------------------------------------------------
C02                  Secured Lending           PNC Business Credit
-----------------------------------------------------------------------------------------------
C04                  PNC Advisors              IM & T Institutional Trust Sales Team
-----------------------------------------------------------------------------------------------
C10                  Secured Lending           PNC Leasing Corp.
-----------------------------------------------------------------------------------------------
C11                  Corporate Bank            Leveraged Finance Incentive
-----------------------------------------------------------------------------------------------
C13                  Corporate Bank            Capital Markets (Investment Banking)
-----------------------------------------------------------------------------------------------
C14                  Corporate Bank            Client Relationship Team
-----------------------------------------------------------------------------------------------
C16                  Corporate Bank            Treasury Management Incentive
-----------------------------------------------------------------------------------------------
E01                  Secured Lending           Commercial Finance Incentive
-----------------------------------------------------------------------------------------------
F02                  Mutual Fund Servicing     PFPC Accountant Performance Award Program
-----------------------------------------------------------------------------------------------
F06                  Mutual Fund Servicing     PFSG Incentive for Key Management Group
-----------------------------------------------------------------------------------------------
G02                  Secured Lending           Relationship Manager (R/E)
-----------------------------------------------------------------------------------------------
G04                  Secured Lending           CMBS
-----------------------------------------------------------------------------------------------
G08                  Secured Lending           Midland Performance Bonus Plan
-----------------------------------------------------------------------------------------------
H01                  Credit Policy             CRC PNC Capital Recovery Corp.
-----------------------------------------------------------------------------------------------
K01                  Consumer Bank             PNC Insurance Group
-----------------------------------------------------------------------------------------------
M14                  Mortgage                  PNC Mortgage - Sales VP Incentive
-----------------------------------------------------------------------------------------------
M18                  Mortgage                  PNC MCA Mortgage Center/Process Managers
-----------------------------------------------------------------------------------------------
M19                  Mortgage                  PNC MCA Purchase Program Ops. Managers (Lucken)
-----------------------------------------------------------------------------------------------
M23                  Mortgage                  National Accounts - Executive
-----------------------------------------------------------------------------------------------
M25                  Mortgage                  Purchase Program National Sales Mgmt. (Bulletin)
-----------------------------------------------------------------------------------------------
M27                  Mortgage                  Senior VP Regional Manager
-----------------------------------------------------------------------------------------------
M35                  Mortgage                  Senior VP Production Ops. (Meola)
-----------------------------------------------------------------------------------------------
M36                  Mortgage                  Executive VP - Strategic Bus. Devel (96)
-----------------------------------------------------------------------------------------------
M38                  Mortgage                  Structured Finance
-----------------------------------------------------------------------------------------------
M40                  Mortgage                  SVP - Structured Finance
-----------------------------------------------------------------------------------------------
M41                  Mortgage                  SVP - Secondary Marketing
-----------------------------------------------------------------------------------------------
M42                  Mortgage                  SVP - Bonus Plan
-----------------------------------------------------------------------------------------------
Q01                  Equity Management         PNC Equity Management Corp. Incentive
-----------------------------------------------------------------------------------------------
R37                  Consumer Bank             Consumer Lending
-----------------------------------------------------------------------------------------------
T01                  PNC Advisors              Equity Research Team
===============================================================================================

===============================================================================================
 PLAN CODE                 LOB                              PLAN NAME
-----------------------------------------------------------------------------------------------
T02                  BlackRock                 Fixed Income Research Team
-----------------------------------------------------------------------------------------------
T05                  PNC Advisors              Team Performance - AMG
-----------------------------------------------------------------------------------------------
V01                  PNC Advisors              PNC Brokerage Corporate Sales Incentive Plan
-----------------------------------------------------------------------------------------------
V12                  PNC Advisors              Executive Sales Management
-----------------------------------------------------------------------------------------------
V14                  PNC Advisors              Private Bank Managers Incentive
-----------------------------------------------------------------------------------------------
V15                  PNC Advisors              Regional Sales Managers IM & T
===============================================================================================